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                                                                    EXHIBIT 10.5


                            FOURTH AMENDMENT TO 1993
                           STOCK COMPENSATION PLAN OF
                          CLAYTON WILLIAMS ENERGY, INC.


ADOPTED BY THE BOARD OF DIRECTORS OF CLAYTON WILLIAMS ENERGY, INC. ON JULY 18, 2000 AND BY THE STOCKHOLDERS OF CLAYTON WILLIAMS ENERGY, INC. ON SEPTEMBER 20, 2000


1. Section 2 of the 1993 Stock Compensation Plan of Clayton Williams Energy, Inc. (the "Plan") is amended to provide that an aggregate of 1,798,200 shares of the common stock, $.10 par value, of Clayton Williams Energy, Inc. are authorized and reserved for issuance upon exercise of the stock options granted under the Plan.